Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

May 23, 2013

KCG Holdings, Inc.

c/o Knight Capital Group, Inc.

545 Washington Boulevard

Jersey City, NJ 07310

Re:	Registration Statement on Form S-4 (File No. 333-186624)

Ladies and Gentlemen:

We have acted as counsel to KCG Holdings, Inc., a Delaware corporation (“KCG”), in connection with the Registration Statement on Form S-4 (File No. 333-186624) (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) up to 16,450,016 warrants (the “Warrants”) representing the right to purchase certain of the Shares, and (ii) up to 173,268,018 shares of Class A common stock, par value $0.01 per share (“Common Stock”), of KCG (the “Shares”), in each case to be issued in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of December 19, 2012 and amended and restated as of April 15, 2013, by and among GETCO Holding Company, LLC, GA-GTCO, LLC, Knight Capital Group, Inc. (“Knight”), KCG (formerly Knight Holdco, Inc.), Knight Acquisition Corp, GETCO Acquisition, LLC and GA-GTCO Acquisition, LLC, (as it may be further amended from time to time, the “Merger Agreement”).

In rendering this opinion, we have examined the Registration Statement, the Merger Agreement and such corporate records and other documents, and have reviewed such matters of law, as we have deemed necessary or appropriate. In rendering this opinion, we have relied, with your consent, upon oral and written representations of officers of KCG and Knight and certificates of officers of KCG, Knight and public officials with respect to the accuracy of the factual matters addressed in such representations and certificates. In addition, in rendering this opinion, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity of certified copies submitted to us with the original documents to which such certified copies relate and the legal capacity of all individuals executing any of the foregoing documents.

We are members of the Bar of the State of New York, and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the federal securities laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware (including all statutory provisions, any applicable provisions of the Delaware Constitution and all reported judicial decisions interpreting these laws) as in effect on the date hereof.

Based on and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

(i) the Shares are or will be, upon issuance, duly authorized and, when the Registration Statement has been declared effective by order of the Commission and if and when the Shares have been issued upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable; and

(ii) the Warrants are or will be, upon issuance, duly authorized, and, when the Registration Statement has been declared effective by order of the Commission and if and when the Warrants have been issued upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, the Warrants will constitute valid and legally binding obligations of the Company.

WACHTELL, LIPTON, ROSEN & KATZ

The opinions set forth above are subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) an implied covenant of good faith and fair dealing.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the references to our name therein, as well as under the heading “Legal Matters” in the related joint proxy statement/prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. We assume no obligation to advise you or any other person or to make any investigations, as to any legal developments or factual matters arising subsequent to the date of effectiveness of the Registration Statement that might affect the opinions expressed herein.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz

Wachtell, Lipton, Rosen & Katz